UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

BLACKROCK TCP CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	814-00899	56-2594706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000	90405
Santa Monica, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 566-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TCPC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2024, BlackRock TCP Capital Corp. (the “Company”) completed its offering of $325,000,000 in aggregate principal amount of the Company’s 6.95% Notes due 2029 (the “Notes”) pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-267593) previously filed with the Securities and Exchange Commission on September 23, 2022. The net proceeds to the Company were approximately $315.9 million, after deducting fees and expenses. The Company intends to use the net proceeds of the offering of the Notes to repay the Company’s outstanding 3.900% Notes due 2024 at or before maturity and for the temporary repayment of the Company’s other indebtedness. The Company may also invest the net proceeds of the offering of the Notes in accordance with its investment objective and for other general corporate purposes, including the payment of operating expenses.

The Notes were issued by the Company pursuant to the Indenture, dated as of August 11, 2017 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of May 30, 2024 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes will mature on May 30, 2029 and may be redeemed in whole or in part at the Company’s option at any time at par plus a “make-whole” premium, provided that the Notes may be redeemed at par one month prior to their maturity. The Notes bear interest at a rate of 6.95% per year payable semi-annually on May 30 and November 30 of each year, commencing on November 30, 2024. The Notes are general unsecured obligations of the Company that rank senior in right of payment to all of the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Notes, are pari passu, or equal in right of payment, with all existing and future unsecured unsubordinated indebtedness issued by the Company, are effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all existing and future indebtedness incurred by the Company’s subsidiaries.

The Indenture contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements of Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, whether or not it is subject to those requirements, and to provide financial information to the holders of the Notes and the Trustee if the Company is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are described in the Indenture.

In addition, on the occurrence of a “change of control repurchase event,” as defined in the Indenture, the Company will generally be required to make an offer to purchase the outstanding Notes at a price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest to, but excluding, the repurchase date.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Base Indenture, the Fourth Supplemental Indenture and the Notes, respectively, each filed or incorporated by reference as exhibits hereto and incorporated by reference herein to this Item 1.01. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

4.1	Fourth Supplemental Indenture, dated as of May 30, 2024, between BlackRock TCP Capital Corp. and U.S. Bank Trust Company, National Association, as the Trustee.

4.2	Form of Global Note of 6.95% Notes due 2029 (incorporated by reference to Exhibit 4.1 hereto).

4.3	Indenture, dated as of August 11, 2017, between BlackRock TCP Capital Corp. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as the Trustee (incorporated by reference to Exhibit (d)(1) to BlackRock TCP Capital Corp.’s Post-Effective Amendment No. 1 to its Registration Statement on Form N-2 (File No. 333-216716), filed on August 11, 2017).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Date File (embedded within the Inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2024

BLACKROCK TCP CAPITAL CORP.

By:	/s/ Erik L. Cuellar
Name:	Erik L. Cuellar
Title:	Chief Financial Officer
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